EX-99.906CERT

certification

Michael D. Cohen, Principal Executive Officer/President, and S. Jason Hall, Principal Financial Officer/Treasurer of the Vertical Capital Income Fund (the “Registrant”), each certify to the best of his or her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2017 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President	Principal Financial Officer/Treasurer
Vertical Capital Income Fund	Vertical Capital Income Fund

/s/ Michael D. Cohen	/s/ S. Jason Hall
Michael D. Cohen	S. Jason Hall

Date: 12/1/17	Date: 12/1/17

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Vertical Capital Income Fund and will be retained by the Vertical Capital Income Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.